[LOGO]                             California Microwave, Inc.
                                                     555 Win Dolphin Drive
                                              Redwood City, CA  94065  USA
                                     (415) 596-9000   Fax:  (415) 596-6600
                                              ____________________________
                                                             PRESS RELEASE

             FOR IMMEDIATE RELEASE
             Wednesday, February 12, 1997


                          CALIFORNIA MICROWAVE SECOND QUARTER:
                         BUSINESS REVIEW LEAD TO RESTRUCTURING;
                               WRITE-DOWNS RESULT IN LOSS

             Redwood City, California - California Microwave, Inc. (CMIC-Nasdaq) announced that the comprehensive business review discussed in its January 14 press release has led to a refocusing of the company's Microwave Network Systems (MNS) and Satellite Transmission Systems (STS) operations. As a result, the company is recording inventory write-downs, warranty and other charges totaling $39 million, before income tax benefits, in its fiscal 1997 second quarter and expects to record restructuring charges of $8 million, before income tax benefits, in its third quarter ending March 31. California Microwave also expects that relocation and retention costs of $2 million to $3 million resulting from the restructuring will be charged as ordinary operating expenses in the coming three quarters. The company expects to pay no income taxes in fiscal 1997, and expects to receive a tax refund of approximately $9 million in fiscal 1998 due to tax-loss carryback provisions.

             Second Quarter Results
             California Microwave reported that, including the effect of the write-downs, it had incurred a net loss of $25 million, or ($1.57) per share, on sales of $117 million for its second quarter ended December 31, 1996. This compares to net income of $3.6 million, of $.23 per share, on sales of $116 million reported for the same period last year. Without the inventory, warranty and other charges, California Microwave's fiscal 1997 second quarter net income would have been $971,000, or $.06 per share. New orders booked in the second quarter of fiscal 1997 decreased 8% to $106 million compared to $115 million booked last year.

             Actions Taken
             Most of California Microwave's units are already consistently profitable. In response to operating disappointments at the



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             remaining units, California Microwave made several
             significant management changes, initiated a search for a new CEO, established a new board executive committee, initiated a comprehensive business review, retained J.P. Morgan to aid in the review, and is strengthening its operational management and controls.

             The actions being taken are intended to restore overall profitability to the MNS and STS operations by refocusing on core competencies, narrowing product lines and reducing costs. California Microwave believes that these actions to cut expenses and to focus the development and production capacity of its business units on sharply defined objectives will result in a competitive cost structure and improved gross margins.

             Microwave Network Systems, Satellite Transmission Systems Tightly Refocused
             MNS will focus on the two markets offering the best opportunities for its products and capabilities, the PCS relocation market in the U.S. and cellular providers in developing countries. These markets will be addressed by two separate operations under experienced MNS managers. STS will focus on its historically successful strengths in systems integration and network configuration. STS' satellite earth station products will be transferred to California Microwave's EFData operation.

             The largest portion of the inventory write-down relates to the decisions at MNS and STS to more sharply define their markets and to focus on the products appropriate for those markets. The largest element of the remaining write-down is a product warranty reserve at MNS. The restructuring in the third quarter includes closing MNS facilities in California and Illinois and a reduction of over 20% in the MNS work force.

             Cautionary Statement: Statements made in this press release that are not historical facts, including any statements about expectations for the balance of fiscal year 1997, involve certain risks and uncertainties. Factors that could cause the company's actual results to differ materially from management's projections, estimates and expectations include, but are not limited to, delays in the receipt of orders or in the shipment of products, delays in implementing the company's restructuring plan, delays in transitioning from older to newer products, and the other factors described in the company's Form 10-K annual report for its fiscal year ended June 30, 1996.



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             California Microwave, Inc. is a leading U.S. supplier of
             satellite earth station and microwave radio infrastructure products, installed in more than 110 countries.

                                         -more-

                        (results of operations, balance sheet,
                   sales/bookings by product class and market sector)
                                          ###











































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                               CALIFORNIA MICROWAVE, INC.
                    CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                        (In thousands except per share amounts)

                       Three Months Ended              Six Months Ended
                          December 31                     December 31
                                                &                           &
                        1996      1995       Change    1996      1995     Change
     Net Sales        $117,089   $116,289     +   1   $220,781  $232,052   -   5

     Cost of           124,992     82,159     +  52    202,101   163,149   +  24
     products sold    ________   ________             ________  ________
     Gross Margin      (7,903)     34,130        NM     18,680    68,903   -  73
                      ________   ________             ________  ________

     Expenses:
     Research &          7,891      7,532     +   5     15,756    14,698   +   7
     development

     Marketing &        22,723     19,255     +  18     42,476    37,293   +  14
     administration
     Amortization
     of intangible         540        547     -   1      1,080     1,094   -   1
     assets             ______     ______               ______    ______

     Total expenses     31,154     27,334     +  14     59,312    53,085   +  12
                        ______     ______               ______    ______
     Operating        (39,057)      6,796        NM   (40,632)    15,818      NM
     Income (loss)

     Interest          (1,459)    (1,094)     +  33    (2,811)   (2,137)   +  32
     expense net

     Gain on sale        2,744       --          NM      2,744      --        NM
     of subsidiary     _______      _____              _______    ______
     Income (loss)
     before income    (37,772)      5,702        NM   (40,699)    13,681      NM
     taxes

     Provision for                                                            NM
     (benefit from)   (12,377)      2,054        NM   (13,431)     4,926
     income taxes     ________      _____             ________     _____
     Net income      $(25,395)   $  3,648        NM  $(27,268)  $  8,755      NM
     (loss)          =========   ========            =========  ========

     Net income
     (loss) per        $(1.57)      $0.23        NM    $(1.69)     $0.54      NM
     share             =======      =====              =======     =====

     Average shares
     and
     equivalents        16,145     16,129        --     16,139    16,230      --
     (thousands)        ======     ======               ======    ======
     Bookings         $106,199   $114,861     -   8   $211,265  $216,253   -   2

     Backlog           158,933    215,747     -  26    158,933   215,747   -  26



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                                                 December 31      June 30
                                                     1996           1996
           Assets

           Current assets:

           Cash and cash equivalents               $   5,695     $   4,560
           Receivables                                96,095       108,278

           Inventories                                76,590       103,456
           Other current assets                       27,725        14,205
                                                      ______        ______

             Total current assets                    206,105       230,499

           Property, plant and equipment (net)        47,708        48,762
           Intangible and other assets                56,244        59,079
                                                      ______        ______

                                                   $ 310,057      $338,340
                                                   =========      ========
           Liabilities and stockholders' equity

           Current liabilities                     $  97,324     $  89,247

           Long-term liabilities                      68,503        79,233
           Stockholders' equity                      144,230       169,860
                                                     _______       _______

                                                   $ 310,057     $ 338,340
                                                   =========     =========




















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                              CALIFORNIA MICROWAVE, INC.

                       Fiscal 1997 Second Quarter Bookings and
                          Sales by Product and Market Areas
                                    (in millions)
                                        FY97    FY96      %         % of
                                         Q2      Q2     Change      FY97
                                        ____    ____    ______      ____

           BOOKINGS
             Wireless                    39.6    48.4       (18)        37

             Satellite                   35.7    49.4       (28)        34
           Communications

             Intelligence/Other          30.9    17.1         81        29
                                         ____    ____        ___       ___
                Total                   106.2   114.9        (8)       100
                                        _____   _____        ___       ___


             International               41.7    63.6       (34)        39

             US Commercial               31.8    29.5          8        30

             US Government               32.7    21.8         50        31
                                         ____    ____        ___       ___
                Total                   106.2   114.9        (8)       100
                                        _____   _____        ___       ___


           SALES

             Wireless                    50.3    42.1         19        43

             Satellite                   43.6    56.6       (23)        37
           Communications
             Intelligence/Other          23.2    17.6         32        20
                                         ____    ____        ___       ___

                Total                   117.1   116.3          1       100
                                        _____   _____        ___       ___


             International               57.8    61.0        (5)        49

             US Commercial               32.4    30.9          5        28
             US Government               26.9    24.4         10        23
                                        _____   _____        ___       ___

                Total                   117.1   116.3          1       100
                                        =====   =====        ===       ===







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          For Further Information Contact:


             Stephanie M. Day     Investor Information     Deborah Passik
             Vice President-      Line                     William Dunk
             Corporate            (Toll-free)              Partners
             Communications       1-888-225-6789           (919) 929-4100
             (415) 596-6629       http://www.calmike.com












































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